Exhibit 10(a)(7)

                Form of 1987 Nonqualified Stock Option Agreements

         THIS AGREEMENT, dated as of the 18th day of May, 1995, between Texfi Industries, Inc., a Delaware corporation (hereinafter called the "Company"), and __________________ (hereinafter called the "Option Holder").

                                   WITNESSETH:

         WHEREAS, the Company has adopted the Texfi Industries, Inc. 1987 Nonqualified Stock Option Plan, a copy of which is annexed hereto as Exhibit A (hereinafter called the "1987 Nonqualified Plan"); and

         WHEREAS, the Company recognizes the value to it of the services of the Option Holder as a key employee of the Company, and is desirous of furnishing him with added incentive and inducement to contribute to the success of the Company; and

         WHEREAS, on May 18, 1995, pursuant to the provisions of the Plan, the Board of Directors of the Company (a) granted to the Option Holder an option in respect of the number of shares hereinbelow set forth (b) fixed and determined the exercise prices for the option hereinbelow set forth, and (c) approved the form of this Agreement;

         NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

         1. The Company hereby grants to the Option Holder the right and option to purchase, on the terms and subject to the conditions set forth in the 1987 Nonqualified Plan and this Agreement, all or any part of an aggregate of _____________ shares of the Common Stock ($1.00 par value) of the Company at the purchase prices and exercisable in the amounts and at the times as set forth in this paragraph 1. The Option Holder must remain in the continuous employ of the Company for one year from the date of grant of the Option before he can exercise any part of the Option. Thereafter, the Option may be exercised as follows:

         (a) At any time after May 18, 1996 and prior to the termination of the Option, the Option Holder is entitled to purchase from the Company up to an aggregate of:
                   ________ shares of the Common Stock at a purchase price of $2.81 per share; and
                   ________ shares of the Common Stock at a purchase price of $3.63 per share; and
                   ________ shares of the Common Stock at a purchase price of $4.43 per share.

         (b) At any time after May 18, 1997 and prior to the termination of the Option, the Option Holder is entitled to purchase from the Company additional shares up to an aggregate of:
                   ________ shares of the Common Stock at a purchase price of $2.81 per share; and
                   ________ shares of the Common Stock at a purchase price of $3.63 per share; and
                   ________ shares of the Common Stock at a purchase price of $4.43 per share.

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Unless sooner terminated pursuant to the 1987 Nonqualified Plan or this
Agreement, the Option shall terminate, and all rights of the Option Holder shall expire, on May 17, 2000. In no event may the Option be exercised after May 17, 2000.

         2. The Option or any part thereof may, to the extent that it is exercisable, be exercised by giving written notice of exercise to the Treasurer of the Company, specifying the option price and number of shares to be purchased and accompanied by payment of the aggregate option price of the number of shares purchased. Subject to Sections 8 and 9 hereof, such exercise shall be effective upon the actual receipt by the Treasurer of the Company of such written notice and payment. The aggregate option price of all shares purchased shall be paid in cash, in Common Stock of the Company, or by certified or official check payable to the order of the Company and, prior to delivery of the shares covered by such exercise of the Option, the Option Holder shall comply with Section 9 below relating to withholding for taxes. If payment is made in Common Stock of the Company, such Common Stock shall be valued on the basis of its fair market value on the date of exercise. If the shares are then traded on the New York Stock Exchange, fair market value on the date of exercise shall mean the average between the highest and lowest trading prices on the last trading day preceding the date of exercise. Otherwise, fair market value shall be determined by the Board of Directors of the Company and such determination shall be binding on all persons. No rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of any part of the Option shall inure to the Option Holder, or to any other person entitled to exercise the Option as herein provided, unless and until certificates representing such shares shall have been issued and delivered.

         3. The Option or any part thereof may be exercised during the lifetime of the Option Holder only by the Option Holder and, except as provided in Sections 9, 10 and 11 of the 1987 Nonqualified Plan, may be exercised only while the Option Holder is in the employ of the Company.

         4. Upon termination of the Option Holder's employment with the Company for any reason other than his death, the Option will terminate to the extent that it has not previously been exercised, except that:

                  (a) If the Option Holder's employment terminates more than two years after the date of grant of the Option, other than due to a termination for Cause (as defined in Section 9 of the 1987 Nonqualified
         Plan), the Option Holder may exercise the Option within 30 days after such termination, but only to the extent that he could have exercised the Option immediately prior to the termination and in no event after the Option has expired; and

                  (b) If the Option Holder retires from service with the consent of the Company at a time when he is entitled to exercise the Option, he may exercise the Option within 90 days after such retirement, but only to the extent that he could have exercised the Option immediately prior to his retirement and in no event after the Option has expired.

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         5. Upon termination of the Option Holder's employment by reason of his death, the Option may be exercised within 180 days after his death by the estate or other legal representative of the deceased Option Holder, but only to the extent that it could have been exercised by the Option Holder immediately prior to his death and in no event after the Option has expired.

         6. Except as provided in Section 5 above, the Option and the rights and privileges confirmed by this Agreement shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege confirmed hereby contrary to the provisions hereof, the Option and the rights and privileges confirmed hereby shall immediately become null and void.

         7. In the event of a stock dividend, split-up or combination of shares, recapitalization or merger in which the Company is the surviving corporation (other than a merger in which the stock- holders of the Company exchange their stock) or other similar capital change, the number of shares of Common Stock of the Company then subject to the Option and the exercise prices shall be adjusted in such manner, if any, as the Board of Directors in its discretion shall determine in order to provide the Option Holder with the substantial equivalent of the opportunity provided here-under immediately prior to such change. Such determination by the Board of Directors shall be binding on all persons. In the event of a consolidation or a merger in which the Company is not the surviving corporation, or any other merger in which the stock holders of the Company exchange their stock, or in the event of complete liquidation of the Company, or in the case of a tender offer accepted by the Board of Directors, the Option shall thereupon terminate, provided, however, that the Board in its discretion may, prior to the effective date of any such consolidation, merger, liquidation or tender offer, either (i) make the Option immediately exercisable (to the extent it is not already so exercisable) or (ii) arrange to have granted to the Option Holder a replacement option on such terms as the Board determines to be fair and reasonable.

         8. The Option shall not be exercised in whole or in part and no certificates representing shares subject to the Option shall be delivered,

                  (a) if any requisite approval or consent of any governmental authority having jurisdiction over the exercise of options shall not have been secured or if the issuance of shares subject to the Option would violate any Federal, state or local law, regulation or order that may be applicable; or
                  (b) so long as the Common Stock of the Company is listed on the New York Stock Exchange, if the shares subject to the option shall not have been effectively listed on such Exchange, unless the Company is advised by its counsel that such listing is no longer required or applicable.

The Company shall use its best efforts to obtain any such approval or consent and to effect compliance with any such applicable law, regulation, order or listing requirement, and the Option

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Holder or any other person entitled to exercise the Option shall take any action reasonably requested by the Company in such connection.

         9. The Option Holder acknowledges that, upon any exercise of the Option, he will recognize ordinary income for income tax purposes (generally in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price paid therefor) and the Company will be entitled to a corresponding deduction. Consequently, the Option Holder agrees that he will pay, or make arrangements to pay, to the Company an amount equal to any income and other taxes that the Company is required to withhold as a result of his exercise of the Option. If for any reason such payment or arrangement to pay is not made, the Company shall be entitled to withhold, from other sums payable to the Option Holder, the amount of such income and other taxes.

         10. Any notice to be given to the Company shall be addressed to the Treasurer of the Company at 5400 Glenwood Avenue, Suite 215, Raleigh, North Carolina 27612.

         11. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the provisions of any pension, insurance or other benefit plan or program of the Company in effect from time to time and for which he is eligible.

         12. Nothing herein contained shall affect the right of the Company, subject to the terms of any existing contractual arrangement to the contrary, to terminate the Option Holder's employment at any time for any reason whatsoever.

         13. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors or assigns, but neither this Agreement nor any rights hereunder shall be assignable or otherwise transferable by either party except as herein above expressly set forth.

                                       TEXFI INDUSTRIES, INC.


                                       By:





                                       Option Holder

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